EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-85842 and No. 333-140992) on Form S-8 of our report dated June 25, 2012, appearing in this annual report on Form 11-K of the Crown Cork & Seal Company, Inc. Retirement Thrift Plan for the year ended December 31, 2011.

Philadelphia, Pennsylvania
June 25, 2012